Exhibit 16.0


Feldman Sherb & Co., P.C.
805 Third Avenue
New York, NY 10022

August 14, 2002


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549


Gentlemen:

We have read Item 5 of Form 10-QSB dated August 14, 2002, of vFinance, Inc. and we are in agreement with the statements contained in paragraphs one and two and the last sentence of paragraph three of Item 5. We have no basis to agree or disagree with other statements of the registrant contained therein.


Yours truly,

/s/  Feldman Sherb & Co., P.C.